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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                      DATE OF REPORT: NOVEMBER 2, 2000
                      ----------------------------------
                       (DATE OF EARLIEST EVENT REPORTED)


                       BALLISTIC RECOVERY SYSTEMS, INC.
                       --------------------------------
             (Exact name of registrant as specified in its charter)


       MINNESOTA                0-15318                 41-1362079
    ---------------          -------------          ------------------
    (State or other          (Commission            (I.R.S. Employer
     jurisdiction             File Number)          Identification No.)
    of Incorporation)


                               300 AIRPORT ROAD
                            SO. ST. PAUL, MN 55075
                            ----------------------
                    (Address of principal executive offices)



      Registrant's telephone number, including area code: (651) 457-7491

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Item 5.  OTHER EVENTS

Upon satisfaction of contingencies on November 2, 2000, a tentative agreement between the Registrant and Charles F. Parsons (d.b.a. Millennium Aerospace) dated October 26, 2000 became effective. The purpose of the agreement was to provide specific funding for a new product to be developed by the Registrant. The Agreement called for an investment by Parsons of $200,000. The investment took the form of an equity infusion valued at $110,000 for 200,000 restricted shares of the Registrant's Common Stock and $90,000 for research and development. The funding will be used towards research and development for the BRS GARD-172 product, which is expected to be carried out over the next 12 to 18 months. Following completion of the product, the Registrant will seek Federal Aviation Administration (FAA) approval, which will allow the product to be installed on certified Cessna 172 series aircraft. Once certified by the FAA, the Registrant will begin production and distribution of the product and Parsons will market and distribute the product.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  EXHIBITS

          10.1 Agreement dated October 26, 2000 between the Registrant and Charles F. Parsons.

          99.1 Press Release dated November 9, 2000 titled "Millennium Aerospace Signs Development and Marketing Agreement with Parachute Maker, BRS"